SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14 C
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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     (d)(21))
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                                H-NET.NET, INC.
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)

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1)   Title of each class of securities to which transaction applies:
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2)   Aggregate number of securities to which transaction applies:
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     to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):
_____________________________________________________________

4)   Proposed maximum aggregate value of transaction:
_____________________________________________________________

5)   Total Fee Paid:_____________________________________________

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previously.  Identify the previous filing by registration statement number, or
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                                 H-NET.NET INC.
                            202-7100 WOODBINE AVENUE
                        MARKHAM, ONTARIO, CANADA L3R 5J2
                        (905) 475-3249 or info@h-net.net

                              INFORMATION STATEMENT
                              ---------------------

INTRODUCTION
     We are furnishing this information statement in connection with a special meeting of the shareholders of H-Net.Net, Inc. The meeting will be held at 10:00 am on December 22nd , 2003 at the Company's offices located at: 202-7100 WOODBINE AVENUE, MARKHAM, ONTARIO, CANADA L3R 5J2.

     We are sending this information to our shareholders on or about December 8th 2003. Our Board of Directors has fixed the close of business on November 26, 2003 as the record date for the determination of H-Net.Net, Inc., shareholders entitled to notice of, and to vote, at the meeting.

WE  ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MATTERS  TO  BE  CONSIDERED  AT  THE  MEETING
     At the meeting, and at any adjournment or postponement of the meeting, we will ask our Shareholders:

1. To effect reverse split of our common stock on a 1 for 32 basis, as described in more detail below.
2.   To  transact  any other business that may properly come before the meeting.

VOTES  REQUIRED  AND  QUORUM
     Approval of the matters brought before the meeting requires the affirmative vote of the holders of a majority of the shares entitled to vote on such matters. As of November 26, 2003, there were 35,976,371 shares of our Common Stock outstanding. Holders of our Common Stock are entitled to one vote per share. As of November 26, 2003, there are no shares of Preferred Stock outstanding. Accordingly, the proposals will pass if holders of at least 17,988,186 shares of Common Stock cast their vote in favor of the matters brought for a vote at the shareholder meeting.

     A quorum of the common and preferred shareholders is necessary to take action at the meeting. A quorum is present if shareholders holding shares which represent a majority of the outstanding votes are present at the meeting.
Accordingly, common shareholders entitled to a total of at least 17,988,186 votes will need to be present in order to hold a valid shareholder meeting.

BOARD  RECOMMENDATIONS  -  INSIDERS'  INTENT  TO  VOTE  IN  FAVOR
     Our Board of Directors has determined that approval of the reverse split is in the best interest of our shareholders. Accordingly, the Board has unanimously approved the proposals and recommends that the common shareholders who choose to attend the meeting vote in favor of these matters as well.

     Certain officers, directors and affiliates of the Company who beneficially own an aggregate of approximately 58.4% of the outstanding common votes have indicated that they intend to vote in favor of the proposal discussed herein.

                                THE REVERSE SPLIT
                                  (PROPOSAL 1)

INTRODUCTION
     On November 26, 2003, our Board of Directors approved a proposal to effect a reverse split of our Common Stock, subject to the approval of our shareholders. The reverse split, if approved, would combine our outstanding Common Stock on 1 for 32 basis. In other words, once the reverse split takes place, every 32 shares of Common Stock that you hold will be combined into 1 share. Your percentage ownership in the Company and relative voting power will remain essentially unchanged as a result of the reverse split.

REASONS  FOR  THE  REVERSE  SPLIT

     We expect that we will have to raise additional equity capital in the near future in order to finance the development of our business. We cannot promise that any offering of our securities will take place or will be successful, but we believe that reducing the number of outstanding shares will make our capital structure more attractive to potential investors and provide us with greater flexibility in structuring financings and pursuing other corporate development opportunities. Also, a reduction in the number of outstanding shares makes our business more attractive to potential merger, joint venture and acquisition candidates.

     Further, we believe that our current low stock price negatively affects the marketability of our existing shares and our ability to raise additional capital. Although we cannot guarantee it, we assume that the reverse split will increase the market price of our stock in a direct inverse proportion to the reverse split ratio. In other words, with a reverse split ratio of 1 to 32 the assumption is that the market price of our stock should increase by 32 times following the reverse split.

     Finally, we are hopeful that the reverse split and the resulting anticipated increased price level will encourage interest in our Common Stock and possibly promote greater liquidity for our shareholders. Again, however, we cannot guarantee that this will be the case or, indeed, that any of the foregoing hoped-for effects will result from the reverse split.

CERTAIN  EFFECTS  OF  THE  REVERSE  SPLIT
     The following table illustrates the principal effects of the reverse split on our Common and Preferred Stock based on the number of shares authorized, issued and outstanding as of November 26, 2003.

Authorized
Common Stock
Prior  to  the               After  the
Reverse  Split               Reverse  Split
----------------             ---------------
100,000,000                  100,000,000

Issued  and
Outstanding
Common  Stock
Prior  to  the               After  the
Reverse  Split               Reverse  Split
----------------             ---------------
 35,976,371                    1,124,261

Common  Stock
Available
for  Issuance
Prior  to  the               After  the
Reverse  Split               Reverse  Split
----------------             ---------------
 64,023,629                   98,875,739

Preferred  Stock
Outstanding
Prior  to  the               After  the
Reverse  Split               Reverse  Split
----------------             ---------------
        -0-                          -0-

Preferred  Stock
Available  for
Issuance
Prior  to  the               After  the
Reverse  Split               Reverse  Split
--------------               ---------------
  5,000,000                    5,000,000

     Shares of Common Stock issued pursuant to the reverse split will be fully paid and nonassessable. The relative voting and other rights of holders of the Common Stock will not be altered by the reverse split, and each share of Common Stock will continue to entitle its owner to one vote.

     As a result of the reverse split, the number of shares of Common Stock presently outstanding will be consolidated. Accordingly, we will have the ability to issue more shares of Common Stock than is presently the case and without additional shareholder approval. Doing so will have a dilutive effect on the equity and voting power of our existing shareholders.

     No fractional shares will be issued in connection with the reverse split. Instead, fractional shares will be rounded up and one whole share will be issued. We expect that most shareholders will receive one additional share of Common Stock, but we do not anticipate that this will materially affect any shareholder's proportional interest. We do not anticipate that the reverse split will result in any material reduction in the number of holders of Common Stock.

     The reverse split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in round lots of even multiples of 100 shares.

     The reverse split will not affect the Company's stockholders' equity as reflected on our financial statements, except to change the number of issued and outstanding shares of Common Stock. The reverse split will not have any affect on the par value of the Common Stock.

CERTAIN  FEDERAL  INCOME  TAX  CONSEQUENCES
     Following is a summary of the material anticipated federal income tax consequences of the proposed reverse split. This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general. In addition, this summary does not address any consequence of the reverse split under any state, local or foreign tax laws. Accordingly, this summary is not intended as tax advice to any person or entity, and we advise you to consult with your own tax advisor for more detailed information relating to your individual tax circumstances.

     We understand that the reverse split will be a "recapitalization" under applicable federal tax laws and regulations. As a result of such tax treatment, no gain or loss should be recognized by the Company or our shareholders as a result of the reverse split or the exchange of pre-reverse split shares for post-reverse split shares. A shareholder's aggregate tax basis in his or her post-reverse split shares should be the same as his or her aggregate tax basis in the pre-reverse split shares. In addition, the holding period of the post-reverse split shares received by such shareholder should include the period during which the pre-reverse split shares were held, provided that all such shares were held as capital assets in the hands of the shareholder at the time of the exchange.

EFFECTIVE  DATE  OF  THE  REVERSE  SPLIT
     If the proposal is approved by the shareholders, the reverse split will become effective immediately, pending proper notification to the regulators and the securities markets. Upon proper regulatory notification, all of our outstanding Common Stock will be converted into new Common Stock in accordance with the reverse split ratio described above. After the reverse split is effective, certificates representing shares of pre-reverse split Common Stock will be deemed to represent only the right to receive the appropriate number of shares of post-reverse split Common Stock.

EXCHANGE  OF  CERTIFICATES
     You are not being asked to exchange your certificates at this time, however, you are entitled to do so after the reverse split takes place if you wish by contacting our transfer agent. Otherwise, certificates representing pre-reverse split shares will changed for certificates reflecting post-split shares at the first time they are presented to the transfer agent for transfer.

RIGHT  TO  ABANDON  REVERSE  SPLIT
     Although we do not anticipate doing so, we may abandon the proposed reverse split at any time prior to its effectiveness if our Board of Directors deems it advisable to do so. Any decision as to the appropriateness of the reverse split will be made solely by our Board of Directors and will depend upon numerous factors including the future trading price of our stock, the growth and development of our business and our financial condition and results of operations.

VOTE  REQUIRED
     We are required to obtain the affirmative vote of at least a majority of the shares that are present or represented at the meeting in order to effect the reverse split. Certain officers, directors and affiliates of the Company who beneficially own an aggregate of approximately 58.4% of the outstanding Common Stock have indicated that they intend to vote their shares in favor of the reverse split.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT
     The table below sets forth certain information with respect to beneficial ownership of our stock as of November 26, 2003 by:

    - persons known by us to be the beneficial owners of more than five percent of our issued and outstanding Common or Preferred Stock;
    -    each  of  our  executive  officers  and  directors;  and
    -    all  of  our  officers  and  directors  as  a  group.

NAME  AND  ADDRESS               NUMBER  OF  SHARES     PERCENT  OF
OF  BENEFICIAL  OWNER            OWNED  (1)             OWNERSHIP
---------------------            ------------------     -----------
Anton Stephens,
CEO, Director                        21,000,000            58.4%
202-7100 Woodbine Avenue
Markham,  Ontario,
Canada  L3R  5J2

Chris  Stephens,
CFO, Director                        21,000,000(2)         58.4%(2)
202-7100 Woodbine Avenue
Markham,  Ontario,
Canada  L3R  5J2

All officers and
directors as a group                 21,000,000            58.4%
(2  persons)

(1)  Pre-split
(2) Chris Stephens is the wife of Anton Stephens and is thus deemed the beneficial owner of the 21,000,000 shares held of record by Mr. Stephens.

EXECUTIVE  COMPENSATION  AND  OTHER  INFORMATION

COMPENSATION  OF  EXECUTIVE  OFFICERS
     Effective August 1, 2002, the Company is committed to two employment agreements through July 31, 2005. Pursuant to the agreements, two of the Company's officers, one of whom is a majority shareholder, shall receive total combined annual salaries of $375,000 payable in equal monthly payments of $31,250 and a combined 1,000,000 common shares per annum as a bonus, payable annually. In the event of employment termination, the Company would be committed to pay a lump sum severance cash payment to the respective individuals equal to a full twelve months salary among other insurance benefits as disclosed in the Company's Form 8-K dated November 18, 2002. Mr. Stephens is provided with use of a vehicle.

COMPENSATION  OF  DIRECTORS
     We reimburse our directors for out-of-pocket expenses for attending Board meetings.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTION
     The Company paid $103,896 and $115,400 in fiscal years ending January 31, 2003 and 2002, respectively, to Alphabytes Management, Inc., a corporation organized under the laws of the Canadian Province of Ontario and wholly owned by the Stephens Family, for management and financial services of the President and Secretary/Chief Financial Officer.

BOARD  MEETINGS  AND  COMMITTEES
     From time to time, the members of the Board acted by unanimous written consent. The Company currently has no audit, compensation or nominating committees.

BOARD  OF  DIRECTORS  COMPENSATION
     All members of the Company's board of directors are paid a per diem fee of $300 for attendance at meetings of the board of directors and committees thereof. In addition, if required, they are reimbursed for travel expenses and lodging is arranged for them, at the Company's expense. At such time as adequate funds are available, all director (and officers) of the Company will be covered by liability insurance. Outside directors (those who are not officers or employees of the Company) will generally be issued 2500 shares of the Company's common stock as an inducement. However, the stock is subject to total forfeiture in the event that the director does not serve in such role for at least 365 days. Directors are reimbursed for all out of pocket expenses incurred in the performance of their roles, subject to provision of receipts in form and substance adequate to satisfy Internal Revenue Service audit requirements.

COMPLIANCE  WITH  SECTION  16(A)  OF  THE  EXCHANGE  ACT

     Based solely upon a review of Forms 3 and 4 furbished to the Company pursuant to Rule 16a-3(e) and Statements from directors and executive officers that no report on Form 5 is due, no reporting person failed to file reports required under Section 16(a) of the Exchange Act, with respect to the Company's securities.

OTHER  MATTERS
     The Board is not aware that any matter other than those described in this Information Statement is to be presented for the vote of the shareholders.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO THE SECRETARY OF THE COMPANY, AT H-NET.NET INC., 202-7100 WOODBINE AVENUE, MARKHAM, ONTARIO, CANADA L3R 5J2, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.

By  Order  of  the  Board  of  Directors

/s/  Anton  Stephens
--------------------
Anton  Stephens,
Chairman  of  the  Board  and
Chief  Executive  Officer

November  26,  2002  -  Markham,  Ontario,  Canada